UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 22, 2017

(Date of earliest event reported)

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 19, 2010, Laboratory Corporation of America Holdings (the “Company”) entered into an Indenture with U.S. Bank National Association, as trustee (the “Indenture”). On August 22, 2017, the Company entered into supplemental indentures to the Indenture under which the Company issued $1.2 billion in debt securities, consisting of $600 million aggregate principal amount of 3.250% Senior Notes due 2024 (the “2024 Notes”) and $600 million aggregate principal amount of 3.600% Senior Notes due 2027 (the “2027 Notes” and collectively with the 2024 Notes, the “Notes”). The 2024 Notes were issued pursuant to the Eleventh Supplemental Indenture dated as of August 22, 2017, under the Indenture (the “2024 Notes Supplemental Indenture”) and the 2027 Notes were issued pursuant to the Twelfth Supplemental Indenture dated as of August 22, 2017, under the Indenture (the “2027 Notes Supplemental Indenture, and collectively with the 2024 Notes Supplemental Indenture, the “Supplemental Indentures”).

The Notes were issued in a public offering pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-219977) and the base prospectus included in that registration statement as supplemented by the final prospectus supplement dated August 15, 2017, as filed August 16, 2017 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the base prospectus, as supplemented by the prospectus supplement, the “Prospectus”). The terms of the Indenture, the Supplemental Indentures, and the Notes are described in the section of the Prospectus entitled Debt Securities, as supplemented by the section entitled Description of the Notes, and those sections of the Prospectus are incorporated in this Form 8-K by reference.

The Company expects that the net proceeds from the offering of the Notes will be approximately $1,187.9 million after deducting underwriting discounts and other estimated expenses of the offering. Net proceeds will be used for general corporate purposes, including (1) the repayment at maturity of our outstanding 2.20% Senior Notes due August 23, 2017 and (2) the repayment of borrowings under our revolving credit facility dated December 21, 2011, as amended and restated on December 19, 2014, with a group of lenders for whom Bank of America, N.A. acts as administrative agent. Pending such uses we intend to invest the net proceeds in highly liquid instruments, such as commercial paper, time deposits, and other money market instruments, which have original maturities of three months or less.

A copy of the Indenture is incorporated by reference as Exhibit 4.1 to this Report. A copy of each of the Supplemental Indentures, including the forms of the 2024 Notes and the 2027 Notes as Exhibit A thereto, are filed herewith as Exhibit 4.2 and Exhibit 4.3, respectively.

Item 8.01	Other Events

On August 15, 2017, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, on behalf of themselves and the several underwriters named therein (the “Underwriters”). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits

Exhibits

1.1	Underwriting Agreement, dated August 15, 2017 among Laboratory Corporation of America Holdings, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several Underwriters

4.1	Indenture, dated as of November 19, 2010, between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 19, 2010)

4.2	Eleventh Supplemental Indenture, dated as of August 22, 2017, between the Company and U.S. Bank National Association, as trustee, including the form of the 2024 Notes

4.3	Twelfth Supplemental Indenture, dated as of August 22, 2017, between the Company and U.S. Bank National Association, as trustee, including the form of the 2027 Notes

5.1	Opinion of Hogan Lovells US LLP, regarding the legality of the Notes

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings

Registrant

Date: August 22, 2017	By:	/s/ F. Samuel Eberts III
F. Samuel Eberts III
Senior Vice President, Chief Legal Officer and Secretary

INDEX OF EXHIBITS

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated August 15, 2017 among Laboratory Corporation of America Holdings, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several Underwriters

4.1	Indenture, dated as of November 19, 2010, between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 19, 2010)

4.2	Eleventh Supplemental Indenture, dated as of August 22, 2017, between the Company and U.S. Bank National Association, as trustee, including the form of the 2024 Notes

4.3	Twelfth Supplemental Indenture, dated as of August 22, 2017, between the Company and U.S. Bank National Association, as trustee, including the form of the 2027 Notes

5.1	Opinion of Hogan Lovells US LLP, regarding the legality of the Notes

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)